Exhibit 99.1

FOR IMMEDIATE RELEASE

Neogen Completes 3M Food Safety Business Merger

Combination creates an innovative leader in the food safety sector with a comprehensive product range and a strategic focus on the category’s long-term growth opportunities

LANSING, Mich., Sept. 1, 2022 — Neogen Corporation (NASDAQ: NEOG) announced today that it has completed the previously announced merger with 3M’s Food Safety business to create an innovative leader in the food safety sector with a comprehensive product range and a strategic focus on the category’s long-term growth opportunities. The transaction was first announced on December 14, 2021.

The combination of Neogen and 3M’s Food Safety business creates a leading innovator with an enhanced geographic footprint, innovative product offerings, digitization capabilities, and financial flexibility to capitalize on robust growth trends in sustainability, food safety, and supply chain integrity.

As part of the terms of the agreement, two additional Directors will be appointed to Neogen’s Board of Directors shortly after close, increasing Neogen’s Board to a total of 10 members.

“We welcome the former 3M Food Safety team to the Neogen family and are thrilled to unite two organizations with a shared focus of being a leading company in the development of solutions for food and animal safety. Together, we will be at the forefront of food safety and digitization, positioning Neogen as an innovative global industry leader,” said John Adent, Neogen's President and Chief Executive Officer.

3M’s former Food Safety business is a leading provider of food safety testing solutions. It offers a broad range of food safety testing solutions that support multiple industries within food and beverage, helping producers to prevent and protect consumers from foodborne illnesses. The business has built a broad global presence with products used in more than 60 countries and a diversified revenue base of more than 100,000 end-user customers.

Under the terms of the definitive agreements, which involve a tax-free “Reverse Morris Trust” structure, existing Neogen shareholders will continue to own approximately 49.9% of the combined company, and 3M shareholders will receive approximately 50.1% of the combined company.

Centerview Partners LLC served as exclusive financial advisor, J.P. Morgan Securities LLC served as capital markets advisor and Weil, Gotshal & Manges LLP served as legal counsel to Neogen.

Goldman Sachs & Co. LLC served as exclusive financial advisor and Wachtell, Lipton, Rosen & Katz served as legal counsel to 3M. JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA and JP Morgan Securities provided committed financing for the transaction.

About Neogen

Neogen Corporation develops and markets comprehensive solutions dedicated to food and animal safety, operating with the intention to “Every day, protect the people and animals we care about.” The company’s Food Safety segment markets dehydrated culture media and diagnostic test kits to detect foodborne bacteria, natural toxins, food allergens, drug residues, plant diseases, and sanitation concerns. Neogen’s Animal Safety segment is a leader in the development of genomic solutions along with the manufacturing and distribution of a variety of animal healthcare products, including diagnostics, pharmaceuticals, veterinary instruments, wound care, and disinfectants, as well as rodent and insect control solutions.

Cautionary Note on Forward-Looking Statements

This release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the transaction between Neogen, 3M and Garden SpinCo Corporation (“SpinCo”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including, but not limited to, statements regarding the expected benefits of the transaction, including future financial and operating results and strategic benefits, the tax consequences of the transaction, and the combined Neogen-SpinCo company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, and any assumptions underlying any of the foregoing, are forward-looking statements.

These forward-looking statements are based on Neogen current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from Neogen’s current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the transaction; (2) uncertainty of the expected financial performance of the combined company following completion of the transaction; (3) failure to realize the anticipated benefits of the transaction, including as a result of delay in integrating the business of Neogen and 3M’s food safety business (the “Food Safety Business”); (4) the ability of the combined company to implement its business strategy; (5) difficulties and delays in the combined company achieving revenue and cost synergies; (6) inability of the combined company to retain and hire key personnel; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions; (9) actions by third parties, including government agencies; (10) the risk that the anticipated tax treatment of the transaction is not obtained; (11) the risk of greater than expected difficulty in separating the Food Safety Business from the other businesses of 3M; and (12) risk factors detailed from time to time in Neogen’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including Neogen’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC, including Neogen’s registration statement filed on Form S-4, which was declared effective by the SEC on August 4, 2022, and Neogen’s definitive proxy statement on Schedule 14A with respect to the special meeting of Neogen shareholders in connection with the transaction filed with the SEC on July 18, 2022, as amended and supplemented. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Neogen does not undertake, and expressly disclaims, any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

For more information, contact:

Neogen Media Contact:
Rachael Collins
Brunswick Group
NEOGEN@brunswickgroup.com
(646) 464-4657

Neogen Investor Contact:
Steve Quinlan, Chief Financial Officer
squinlan@Neogen.com
(517) 372-9200